eCollege.comsm

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the ''Annual Meeting'') of eCollege.com (the ''Company'') which will be held on June 21, 2001, at 10:00 a.m., local time, at the Hyatt Regency Tech Center, 7800 East Tufts Avenue, Denver, Colorado 80237.

At the Annual Meeting, you will be asked to consider and vote upon the following proposals: (i) to elect five (5) directors of the Company, (ii) to ratify the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 2001, and (iii) to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting. After careful consideration, the Company's Board of Directors has unanimously approved the proposals and recommends that you vote FOR each such proposal.

After reading the Proxy Statement, please mark, date, sign and return the enclosed proxy card in the accompanying reply envelope as promptly as possible. If you decide to attend the Annual Meeting and would prefer to vote in person, please notify the Secretary of the Company that you wish to vote in person and your proxy will not be voted. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

A copy of the Company's 2000 Annual Report has been mailed concurrently herewith to all stockholders entitled to notice of and to vote at the Annual Meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely yours,
/s/ Oakleigh Thorne Oakleigh Thorne Chief Executive Officer and Chairman of the Board

Denver, Colorado
May 21, 2001

IMPORTANT

PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE, IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, YOUR SHARES MAY BE VOTED.

eCollege.com
10200 A East Girard Avenue
Denver, Colorado 80231

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 21, 2001

TO THE STOCKHOLDERS OF eCollege.com:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of eCollege.com, a Delaware corporation (the ''Company''), will be held on June 21, 2001, at 10:00 a.m., local time, at the Hyatt Regency Tech Center, 7800 East Tufts Avenue, Denver, Colorado 80237, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1. To elect five (5) directors to serve for one-year terms ending in the year 2002 or until successors are duly elected and qualified;

2. To ratify the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 2001; and

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof, including the election of any director if any of the above nominees is unable to serve or for good cause will not serve.

Only stockholders of record at the close of business on April 23, 2001 are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to ensure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Annual Meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely yours,
/s/ Oakleigh Thorne Oakleigh Thorne Chief Executive Officer and Chairman of the Board

Denver, Colorado
May 21, 2001

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. IN ANY EVENT, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO VOTE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE.

eCollege.com
10200 A East Girard Avenue
Denver, Colorado 80231

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 21, 2001

General

The enclosed proxy (''Proxy'') is solicited on behalf of the Board of Directors of eCollege.com, a Delaware corporation (the ''Company''), for use at the Annual Meeting of Stockholders to be held on June 21, 2001 (the ''Annual Meeting''). The Annual Meeting will be held at 10:00 a.m., local time, at the Hyatt Regency Tech Center, 7800 East Tufts Avenue, Denver, Colorado 80237. These proxy solicitation materials were mailed on or about May 21, 2001 to all stockholders entitled to vote at the Annual Meeting.

Voting

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On April 23, 2001, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 16,158,100 shares of the Company's Common Stock, $.01 par value (''Common Stock''), were issued and outstanding. No shares of the Company's preferred stock were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on April 23, 2001. Stockholders may not cumulate votes in the election of directors.

All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Directors are elected by a plurality vote. Proposal 2, the ratification of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2001, will be decided by the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on such matter. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions with respect to any matter other than the election of directors will be treated as shares present or represented and entitled to vote on that matter and will thus have the same effect as negative votes. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are deemed not to be entitled to vote on the matter and accordingly are not counted for purposes of determining whether stockholder approval of that matter has been obtained.

Proxies

If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of each director proposed by the Board unless the authority to vote for the election of any such director is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposal 2 described in the accompanying Notice and Proxy Statement and, with respect to any other proposals properly brought before the Annual Meeting, as the Board of Directors recommends. You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Secretary of the Company, at the Company's principal executive offices, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Solicitation

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram, or other means by directors, officers or employees. Such individuals, however, will not be compensated by the Company for those services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, five directors are to be elected to serve until the next Annual Meeting of Stockholders or until a successor for such director is elected and qualified, or until the death, resignation, or removal of such director. The Board currently consists of five director seats. It is intended that the proxies will be voted for the five nominees named below for election to the Company's Board of Directors unless authority to vote for any such nominee is withheld. Each of the five nominees is currently a director of the Company. All of the current directors were elected to the Board by the stockholders at the last annual meeting except for Mr. Mundheim, who was elected to serve on the Board by the Board of Directors in January 2001. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below. The five candidates receiving the highest number of the affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company.

NOMINEES

     Set forth below is information regarding the nominees to the Board of Directors.

Name	Position(s) with the Company	Age	First Elected Director
Oakleigh Thorne	Chairman and Chief Executive Officer	43	1998
Jack W. Blumenstein	Director	58	1998
Christopher E. Girgenti(1)(2)	Director	37	1997
Jeri L. Korshak(1)(2)	Director	47	1999
Robert H. Mundheim(1)(2)	Director	68	2001
__________
(1) Member of the Compensation Committee
(2) Member of the Audit Committee

Business Experience Of Nominees For Election As Directors

Oakleigh Thorne has served as CEO and Chairman of the Board since June 2000. Mr. Thorne has served as a member of our Board of Directors from February 1998 until January 1999 and from April 1999 to the present. Mr. Thorne has been Chairman and Chief Executive Officer of TBG Information Investors, LLC and the co-president of Blumenstein/Thorne Information Partners I, L.P. since October 1996, and is a co-founder of these private equity investment firms. TBG, a partnership with GS Capital Partners II, is a private equity fund that focuses on capital transactions in the information industry. From September 1986 to August 1996, Mr. Thorne served in various management positions, including most recently President and Chief Executive Officer, of CCH Incorporated, a leading provider of tax and business law information, software, and services.

Jack W. Blumenstein has served as a member of our Board of Directors since February 1998. Mr. Blumenstein has been the President of TBG Information Investors, LLC and the co-president of Blumenstein/Thorne Information Partners I, L.P. since October 1996, and is a co-founder of these private equity investment firms. TBG, a partnership with GS Capital Partners II, is a private equity fund that focuses on capital transactions in the information industry. From October 1992 to September 1996, Mr. Blumenstein held various positions with The Chicago Corporation (now ABN AMRO, Inc.), serving most recently as Executive Vice President, Debt Capital Markets Group and as a member of the Board of Directors. Mr. Blumenstein was President and CEO of Ardis, a joint venture of Motorola and IBM, and has held various senior management positions in product development and sales and marketing for Rolm Corporation and IBM. Mr. Blumenstein also presently serves on the Boards of Illuminet Holdings, Inc., AirCell, Inc., SCP Communications, Inc. and RCT Systems, Inc.

Christopher E. Girgenti has served as a member of our Board of Directors since June 1997. Mr. Girgenti has been Senior Managing Director of New World Equities, Inc. since November 1996 and Managing Director of New World Venture Advisors, LLC since January 1998. From April 1994 through October 1996, Mr. Girgenti served as Vice President and was co-head of the technology investment banking group of The Chicago Corporation (now ABN AMRO, Inc.). He has held various corporate finance positions with Kemper Securities, Inc. and KPMG Peat Marwick. Mr. Girgenti is a Chartered Financial Analyst. Mr. Girgenti also presently serves on the Boards of Tavve Software Company and BullMarkets.com, Inc.

Jeri L. Korshak has served as a member of our Board of Directors since February 1999. Ms. Korshak served as Senior Vice President of Marketing and Business Development for AuraServ Communications from June 2000 through March 2001. Ms. Korshak was the Vice President of Strategy for MediaOne Group from June 1998 to June 2000. Ms. Korshak was Vice President and General Manager of US WEST Dex-Mountain Region from September 1995 to May 1998, and Vice President and General Manager of Interactive Television of US WEST Multimedia from November 1994 to September 1995. In these and other positions, Ms. Korshak has been involved in developing and introducing interactive services.

Robert H. Mundheim has served as a member of our Board of Directors since January 2001. Mr. Mundheim has been Of Counsel to Shearman & Sterling since March of 1999. Mr. Mundheim formerly held the position of Senior Executive Vice President and General Counsel of Salomon Smith Barney Holdings Inc. Before that he was Executive Vice President and General Counsel of Salomon Inc., a firm which he joined in September 1992. Prior to joining Salomon Inc., Mr. Mundheim was Co-Chairman of the New York law firm of Fried, Frank, Harris, Shriver & Jacobson. Until 1992, Mr. Mundheim was the University Professor of Law and Finance at the University of Pennsylvania Law School, where he had taught since 1965. He served as Dean of that institution from 1982 through 1989. Among his other professional activities, Mr. Mundheim has been General Counsel to the U.S. Treasury Department (1977-1980); Special Counsel to the Securities and Exchange Commission (1962-1963); and Vice Chairman, Governor-at-Large and a member of the Executive Committee of the National Association of Securities Dealers (1988-1991). He is a trustee and President of the American Academy in Berlin, a trustee of the New School University and a member of the Council of the American Law Institute, board member of the Salzburg Seminar, and President of the Appleseed Foundation. He served as a member of the ABA Commission on Multidisciplinary Practice and on the Bar Association of the City of New York's Commission on the Future of CUNY.

Board Meetings And Committees

The Board of Directors held nine meetings during fiscal year 2000. Each member of the Board of Directors during fiscal year 2000 attended or participated in seventy-five percent (75%) or more of the aggregate of (i) the total number of meetings of the Board of Directors held during the fiscal year and (ii) the total number of meetings held by all committees on which such director served during the past fiscal year. The Board of Directors has a Compensation Committee and an Audit Committee.

The Compensation Committee of the Board of Directors held five meetings during fiscal year 2000 and approved grants of options and other actions by written consent from time to time as needed. The Compensation Committee is currently comprised of Directors Mundheim (Chairman), Girgenti, and Korshak. The Compensation Committee reviews and approves the salaries, supplemental compensation and benefits of our officers and our five most highly paid employees, reviews general policy matters relating to compensation and benefits of our employees and makes recommendations concerning these matters to the Board of Directors. The Compensation Committee also administers our stock option and stock purchase plans.

The Audit Committee of the Board of Directors held five meetings during fiscal year 2000. The Audit Committee, which is currently comprised of Directors Girgenti (Chairman), Mundheim and Korshak, reviews with our independent auditor the scope and timing of its audit services, the auditor's report on our financial statements following completion of its audit and our policies and procedures with respect to internal accounting and financial controls. In addition, the Audit Committee will make annual recommendations to the Board of Directors for the appointment of independent auditors for the ensuing year.

Director Compensation

Non-employee Board members are compensated with an annual payment of $10,000 for Board service and an additional $2,500 for service on each committee. Pursuant to the Company's 1999 Stock Incentive Plan, each non-employee Board member may elect to apply all or any portion of the annual retainer fee otherwise payable in cash for his or her service on the Board to the acquisition of a special option grant under the Director Fee Option Grant Program. Such election must be filed with the Company's Chief Financial Officer prior to the first day of the calendar year for which the election is to be in effect. Each non-employee Board member who files such a timely election with respect to the annual retainer fee shall automatically be granted an option under the Director Fee Option Grant Program on the first trading day in January in the calendar year for which that fee would otherwise be payable. Board members are reimbursed for their reasonable travel expenses incurred in connection with attending the Company's meetings.

In 2000, Ms. Korshak was granted a total of 5,806 options to purchase the Company's Common Stock as compensation for her service as a director in 2000 under the Director Fee Option Grant Program. These options were granted at an exercise price equal to thirty-three and one-third percent (33-1/3%) of the fair market value of the Company's Common Stock at the date of grant. Ms. Korshak has been granted a total of 5,555 options to purchase the Company's Common Stock as compensation for her service as a director in 2001 under the Director Fee Option Grant Program. These options were granted at an exercise price equal to thirty-three and one-third percent (33-1/3%) of the fair market value of the Company's Common Stock at the date of grant.

Mr. Mundheim has been granted 95,000 options to purchase the Company's Common Stock as compensation for his service as a director. The 95,000 options are exercisable in sixty (60) successive equal monthly installments upon Mr. Mundheim's completion of each month of Board service. These options were granted at an exercise price of $3.85. These options are subject to a special acceleration event if Oakleigh Thorne ceases service as Chairman of the Board and Chief Executive Officer of the Company, and his replacement or replacements are not acceptable to Mr. Mundheim (''Special Acceleration Event''). If the Special Acceleration Event occurs on or before January 23, 2004, then 50% of the outstanding unvested options held by Mr. Mundheim automatically accelerate so that such options shall become fully vested and exercisable. If such Special Acceleration Event happens after January 23, 2004, then 100% of the outstanding options held by Mr. Mundheim automatically accelerate so that such options shall become fully vested and exercisable.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the election of all of the nominees listed above.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT PUBLIC AUDITORS

The Company is asking the stockholders to ratify the appointment of Arthur Andersen LLP as the Company's independent public auditors for the fiscal year ending December 31, 2001. The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting will be required to ratify the appointment of Arthur Andersen LLP.

In the event the stockholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change would be in the best interest of the Company and its stockholders.

Arthur Andersen LLP has audited the Company's financial statements annually since 1996. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees for professional services rendered by Arthur Andersen LLP in connection with its audit of the Company's financial statements and reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for the 2000 fiscal year were approximately $98,000.

Financial Information Systems Design and Implementation Fees

Arthur Andersen LLP did not provide the Company any services related to financial systems design and implementation during the 2000 fiscal year.

All Other Fees

Arthur Andersen LLP billed the Company an aggregate of $74,000 in fees for other services rendered to the Company and its affiliates for the fiscal year ended December 31, 2000, primarily related to (i) tax planning and the preparation of tax returns of the Company, (ii) employee benefit plan audits, and (iii) evaluating the effects of various accounting issues and changes in professional standards.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the proposal to ratify the selection of Arthur Andersen LLP to serve as the Company's independent public auditors for the fiscal year ending December 31, 2001.

OWNERSHIP OF SECURITIES

The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of April 23, 2001 (unless otherwise stated in the footnotes) by (i) each stockholder that the Company knows is the beneficial owner of more than 5% of the Common Stock, (ii) each director and nominee for director, (iii) each of the executive officers named in the Summary Compensation Table and (iv) all executive officers and directors as a group. Unless otherwise indicated, each of the security holders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Shares Beneficially Owned
Oakleigh Thorne	3,138,919 (1)	18.3%
Charles P. Schneider	281,719 (2)	1.7%
Douglas H. Kelsall	144,406 (3)	*
Nancy S. Roecker	0	*
Robert S. Haimes	45,262 (4)	*
Mark S. Brodsky	7,676 (5)	*
Blumenstein/Thorne Information Partners I, L.P.	2,622,975 (6)	15.3%
New World Equities, Inc.	917,378 (7)	5.7%
Jack W. Blumenstein	2,627,975 (8)	15.3%
Christopher E. Girgenti	917,378 (9)	5.7%
Jeri L. Korshak	9,120(10)	*
Robert H. Mundheim	6,333(11)	*
Robert N. Helmick	1,400,000(12)	8.7%
R.A. Investment Group	1,072,223(13)	6.6%
Wellington Management Company L.L.P.	979,300(14)	6.1%
Oakleigh B. Thorne	722,222(15)	4.5%
All executive officers and directors as a group	4,594,078(16)	26.0%
__________
* Less than one percent of the outstanding Common Stock.

(1) Includes an option grant to Blumenstein/Thorne Information Partners I, L.P., to purchase up to 1,000,000 shares of the Company's Common Stock. Of these 1,000,000 shares, 200,000 option shares have an exercise price of $3.875, the fair market value of the Company's Common Stock on the date of grant; 200,000 option shares have an exercise price of $3.875, based on the Company having met certain stock price performance criteria; and 600,000 option shares have an exercise price of $15.00 per share, which can be adjusted to $3.875 based on certain stock price performance criteria. Also includes 1,622,975 shares beneficially owned by Blumenstein/Thorne Information Partners I, L.P. and 30,500 shares owned by the Oakleigh Thorne Irrevocable GST Trust. Mr. Thorne is a co-president of Blumenstein/Thorne Information Partners L.L.C, the general partner of Blumenstein/Thorne Information Partners I, L.P. Mr. Thorne disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest, if any. The address for Mr. Thorne is 10200 A East Girard Avenue, Denver, Colorado 80231.

(2) Includes options to purchase 267,219 shares of Common Stock exercisable within 60 days of April 23, 2001.

(3) Includes options to purchase 132,406 shares of Common Stock exercisable within 60 days of April 23, 2001. Also includes 4,500 shares held by Mr. Kelsall's spouse and 1,500 shares held by Mr. Kelsall's children.

(4) Includes options to purchase 44,999 shares of Common Stock exercisable within 60 days of April 23, 2001.

(5) Includes options to purchase 6,004 shares of Common Stock exercisable within 60 days of April 23, 2001.

(6) Includes an option grant of fully vested options to purchase up to 1,000,000 shares of the Company's Common Stock. Of these 1,000,000 shares, 200,000 option shares have an exercise price of $3.875, the fair market value of the Company's Common Stock on the date of grant; 200,000 option shares have an exercise price of $3.875, based on the Company having met certain stock price performance criteria; and 600,000 option shares have an exercise price of $15.00 per share, which can be adjusted to $3.875 based on certain stock price performance criteria. The address for Blumenstein/Thorne Information Partners I, L.P. is P.O. Box 871, Lake Forest, Illinois 60045.

(7) The address for New World Equities, Inc. is 1603 Orrington Avenue, Suite 1070, Evanston, Illinois 60201.

(8) Includes an option grant to Blumenstein/Thorne Information Partners I, L.P., to purchase up to 1,000,000 shares of the Company's Common Stock. Of these 1,000,000 shares, 200,000 option shares have an exercise price of $3.875, the fair market value of the Company's Common Stock on the date of grant; 200,000 option shares have an exercise price of $3.875, based on the Company having met certain stock price performance criteria; and 600,000 option shares have an exercise price of $15.00 per share, which can be adjusted to $3.875 based on certain stock price performance criteria. Also consists of 1,622,975 shares beneficially owned by Blumenstein/Thorne Information Partners I, L.P. and 3,500 shares owned by the Jack Wray Blumenstein Contributory IRA and 1,000 shares owned by Mr. Blumenstein's spouse. Mr. Blumenstein is a co-president of Blumenstein/Thorne Information Partners L.L.C., the general partner of Blumenstein/Thorne Information Partners I, L.P. Mr. Blumenstein disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest, if any. The address for Mr. Blumenstein is P.O. Box 871, Lake Forest, Illinois 60045.

(9) Consists of 917,378 shares beneficially owned by New World Equities, Inc., of which Mr. Girgenti is the Senior Managing Director. Mr. Girgenti disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest, if any. The address for Mr. Girgenti is 1603 Orrington Avenue, Suite 1070, Evanston, Illinois 60201.

(10) Includes options to purchase 8,120 shares of Common Stock exercisable within 60 days of April 23, 2001.

(11) Consists of options to purchase 6,333 shares of Common Stock exercisable within 60 days of April 23, 2001.

(12) Consists of 975,000 shares of Common Stock held by Robert N. Helmick Limited and 425,000 shares of Common Stock held by the Julia A. Helmick Annuity Trust. The address for Mr. Helmick is 34 Cherry Hills Farm Drive, Englewood, Colorado 80110.

(13) Consists of 943,556 shares of Common Stock held by R.A. Investment Group, 42,889 shares of Common Stock held by Nicholas J. Pritzker, as trustee of the Donrose Trust, 42,889 shares of Common Stock held by Marshall E. Eisenberg, as trustee of JBR Trust #4 and 42,889 shares of Common Stock held by Simon Zunamon, as trustee of T&M Childrens Trust; excludes an aggregate of 301,378 shares of Common Stock owned by such persons, as to which New World Equities, Inc. has the sole voting and dispositive power pursuant to certain nominee agreements; and excludes any other shares beneficially owned by New World Equities, Inc. or its owners. The address for such persons is 200 W. Madison Street, Suite 2500, Chicago, Illinois 60606.

(14) The address for the Wellington Management Company L.L.P. is 75 State Street, Boston, Massachusetts 02109.

(15) Excludes shares beneficially owned by Blumenstein/Thorne Information Partners I, L.P. Mr. Thorne is the beneficiary of a trust which is a limited partner in Blumenstein/Thorne Information Partners I, L.P. Mr. Thorne is the father of Oakleigh Thorne, the Company's Chief Executive Officer.

(16) Includes 1,490,413 shares issuable upon the exercise of options exercisable within 60 days of April 23, 2001. Excludes 975,000 shares of Common Stock owned by Robert N. Helmick Limited and 425,000 shares of Common Stock held by the Julia A. Helmick Annuity Trust; Mr. Helmick resigned as the Company's Chief Executive Officer on May 30, 2000. See Notes 1, 2, 3, 4, 5, 10, 11.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation

The following table provides certain summary information concerning the compensation earned by the Company's Chief Executive Officer and each of the other executive officers of the Company whose salary and bonus for the 2000 fiscal year was in excess of $100,000 (collectively, the ''Named Executive Officers''), for services rendered in all capacities to the Company for the last two fiscal years.

SUMMARY COMPENSATION TABLE

					Long Term Compensation Awards
		Annual Compensation			Number of Securities
Name and Principal Position(s)	Year	Salary	Bonus	Other Annual Compensation	Underlying Options/SARs
Oakleigh Thorne	2000	--	--	$ 19,010(1)	1,000,000(1)
Chief Executive Officer	1999	--	--	--	--
Charles P. Schneider	2000	$250,833	$ 37,500	--	125,000
President and Chief Operating Officer	1999	$102,750(2)	$108,000(2)	--	435,555
Douglas H. Kelsall	2000	$171,541	$ 30,000	--	100,000
Executive Vice President, Chief Financial	1999	$ 40,815(3)	--	--	222,221
Officer and Treasurer
Robert S. Haimes	2000	$148,333	$ 9,121	--	15,000
Vice President, Marketing and	1999	$ 15,436(4)	--	--	90,000
Business Development
Mark S. Brodsky	2000	$115,625	--	$ 31,957(5)	62,500
Vice President, Sales	1999	$ 75,000	--	$ 39,687(5)	2,834
Robert N. Helmick	2000	$136,235	--	$250,000(6)	--
Former President and Chief Executive Officer	1999	$150,000	--	--	--

(1) Oakleigh Thorne has served as our Chief Executive Officer since June of 2000. In lieu of salary, benefits and other compensation, the Company granted Blumenstein/Thorne Information Partners I, L.P., an investment fund affiliated with Mr. Thorne, fully vested options to purchase up to 1,000,000 shares of the Company's Common Stock. Of these 1,000,000 shares, 200,000 option shares have an exercise price of $3.875, the fair market value of the Company's Common Stock on the date of grant; 200,000 option shares have an exercise price of $3.875, based on the Company having met certain stock price performance criteria; and 600,000 option shares have an exercise price of $15.00 per share, which can be adjusted to $3.875 based on certain stock price performance criteria. In addition, the Company pays Mr. Thorne's travel and living expenses, which totaled $19,010 in 2000.

(2) Charles P. Schneider has served as the Company's Chief Operating Officer since June of 1999 and President since November of 2000. On an annual basis, his salary in 1999 would have been approximately $195,000. Mr. Schneider received a $108,000 signing and moving bonus upon execution of his employment agreement.

(3) Douglas H. Kelsall has served as eCollege.com's Chief Financial Officer since September of 1999 and Executive Vice President since November of 2000. On an annual basis, his salary in 1999 would have been approximately $168,000.

(4) Robert S. Haimes has served as the Company's Vice President of Marketing since November of 1999 and Vice President of Marketing and Business Development since November of 2000. On an annual basis, his salary in 1999 would have been approximately $140,000.

(5) Mark S. Brodsky has served as the Company's Regional Vice President since November of 1998 and Vice President of Sales since August of 2000. Mr. Brodsky received $31,957 and $39,687 in compensation for commissions related to sales in 2000 and 1999, respectively.

(6) Robert N. Helmick served as the Company's Chief Executive Officer until May 30, 2000. Mr. Helmick received $250,000 pursuant to his Separation Agreement upon his resignation from the Company, which amount was deferred over 12 months. $127,500 was paid in 2000.

Stock Options

The following table provides information on the option grants made to the Named Executive Officers during the fiscal year ended December 31, 2000. With the exception of the option grant to Oakleigh Thorne, all grants were made under the Company's 1999 Stock Incentive Plan. No stock appreciation rights were granted to the Named Executive Officers during that fiscal year.

		Individual Grant
	Number of Securities Underlying Option	% of Total Options Granted to Employees in	Exercise Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Granted($)	Fiscal Year	($/Sh)	Date	5% ($)	10% ($)
Oakleigh Thorne	400,000(1)	20.5%	$3.875	7/17/10	974,787	2,470,301
	600,000(1)	30.7%	$15.00	7/17/10	5,660,052	14,343,682
Charles P. Schneider	25,000	1.3%	$2.875	6/19/10	45,186	114,501
	100,000	5.1%	$6.313	10/19/10	396,883	1,005,702
Douglas H. Kelsall	50,000	2.6%	$2.875	6/19/10	90,372	229,003
	50,000	2.6%	$6.313	10/19/10	198,441	502,851
Robert S. Haimes	15,000.8%		$2.875	6/19/10	27,111	68,700
Mark S. Brodsky	10,000.5%		$2.875	6/19/10	18,074	45,800
	52,500	2.7%	$3.875	7/18/10	127,896	324,526
Robert N. Helmick	--	--	--	--	--	--

(1) In lieu of salary and benefits, the Company granted these options to Blumenstein/Thorne Information Partners I, L.P., an investment fund affiliated with Mr. Thorne.

Option Exercises and Holdings

The following table sets forth certain information concerning option exercises and holdings for the fiscal year ended December 31, 2000 with respect to each of the Named Executive Officers. No stock appreciation rights were exercised by the Named Executive Officers during such fiscal year, and no stock appreciation rights were held by them at the end of such fiscal year.

Aggregate Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

	Shares Acquired	Value	Number of Securities Underlying Unexercised Options at December 31, 2000		Value of Unexercised In-the-Money Options at December 31, 2000(1)
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Oakleigh Thorne	0	0	1,000,000	--	$75,200	$ --
Charles P. Schneider	0	0	159,813	400,742	--	29,687
Douglas H. Kelsall	0	0	77,777	244,444	--	59,375
Robert S. Haimes	0	0	30,000	75,000	--	17,812
Mark S. Brodsky	0	0	4,018	65,982	7,713	21,718
Robert N. Helmick	23,333	$143,747	0	0	--	--

  Whether an option is ''in-the-money'' is determined by subtracting the exercise price of the option from the closing price for the Common Stock as reported by the NASDAQ on December 31, 2000 ($4.0625). If the amount is greater than zero, the option is ''in-the-money.'' For the purpose of such calculation, the exercise price per share is the applicable exercise price as of December 31, 2000 and does not reflect market price changes subsequent to December 31, 2000.

Employment Contracts, Termination of Employment Agreements and Change of Control Arrangements

We have entered into an employment agreement with Mr. Schneider. The agreement, as amended, sets an annual base salary for Mr. Schneider of $265,000, which may be adjusted upward by the Board of Directors. In addition to a base salary, Mr. Schneider is eligible for an annual bonus of up to $150,000, payable in cash. For the year ended December 31, 2000, we issued to Mr. Schneider options to purchase up to 25,000 and 100,000 shares of the Company's Common Stock at an exercise price of $2.875 and $6.313 per share, respectively. These options are subject to vesting requirements. All unvested options of the 25,000 share option grant will vest upon a change of control of the Company. All unvested options of the 100,000 share option grant will vest in the event of an involuntary termination within eighteen months of a change of control of the Company. Mr. Schneider is also entitled to standard benefits including vacation days, participation in a flexible reimbursement plan, and medical/dental insurance.

Mr. Schneider's employment may be terminated by the Company or by him at any time and for any reason.

The Company has agreed to provide Mr. Schneider with severance pay equal to six months of his base salary, unless his employment is terminated for cause, as defined in the agreement.

The agreement contains non-competition provisions during the term of employment and for the period six months after termination of employment. Under these provisions, Mr. Schneider may not:

  own an interest in, participate in the management of, or perform services for any competitive business or activity; or

  for a period of 12 months subsequent to termination, solicit any of the Company's employees to terminate their employment.

The agreement also contains a confidentiality provision as well as a provision recognizing that the Company owns all ideas and inventions conceived by Mr. Schneider during the term of the agreement.

We have entered into an employment agreement with Mr. Kelsall. The agreement, as amended, sets an annual base salary for Mr. Kelsall of $185,000, which may be adjusted upward by the Board of Directors. In addition to a base salary, Mr. Kelsall is eligible for an annual bonus of up to $92,500, payable in cash. For the year ended December 31, 2000, we issued to Mr. Kelsall options to purchase up to 50,000 and 50,000 shares of the Company's Common Stock at an exercise price of $2.875 and $6.313 per shares, respectively. These options are subject to vesting requirements. All unvested options of the first 50,000 share option grant will vest upon a change of control of the Company. All unvested options of the second 50,000 share option grant will vest in the event of an involuntary termination within eighteen months of a change of control of the Company. Mr. Kelsall is also entitled to standard benefits including vacation days, participation in a flexible reimbursement plan, and medical/dental insurance.

Mr. Kelsall's employment may be terminated by the Company or by him at any time and for any reason.

The Company has agreed to provide Mr. Kelsall with severance pay equal to six months of his base salary, unless his employment is terminated for cause, as defined in the agreement.

The agreement contains non-competition provisions during the term of employment and for the period six months after termination of employment. Under these provisions, Mr. Kelsall may not:

  own an interest in, participate in the management of, or perform services for any competitive business or activity; or

  for a period of 12 months subsequent to termination, solicit any of the Company's employees to terminate their employment.

The agreement also contains a confidentiality provision as well as a provision recognizing that the Company owns all ideas and inventions conceived by Mr. Kelsall during the term of the agreement.

We have entered into an employment agreement with Mr. Haimes. The agreement, as amended, sets an annual base salary for Mr. Haimes of $180,000, which may be adjusted upward or downward by the Board of Directors. In addition to a base salary, Mr. Haimes is eligible for an annual bonus of up to $72,000, payable in cash. For the year ended December 31, 2000, we issued to Mr. Haimes options to purchase up to 15,000 shares of the Company's Common Stock at an exercise price of $2.875 per share. These options are subject to vesting requirements. All unvested options vest upon a change of control of the Company. Mr. Haimes is also entitled to standard benefits including vacation days, participation in a flexible reimbursement plan, and medical/dental insurance.

Mr. Haimes' employment may be terminated by the Company or by him at any time for any reason.

The agreement contains non-competition provisions during the term of employment and for the period twelve months after termination of employment. Under these provisions, employees may not:

  own an interest in, participate in the management of, or perform services for any competitive business or activity; or

  for a period of 12 months subsequent to termination, solicit any of the Company's employees to terminate their employment.

The agreement also contains a confidentiality provision as well as a provision recognizing that the Company owns all ideas and inventions conceived by employees during the term of the agreement.

We have entered into an employment agreement with Mr. Brodsky. The agreement, as amended, sets an annual base salary for Mr. Brodsky of $140,000, which may be adjusted upward or downward by the Board of Directors. In addition to a base salary, Mr. Brodsky is eligible for an annual bonus of up to $140,000, payable in cash. For the year ended December 31, 2000, we issued to Mr. Brodsky options to purchase up to 10,000 and 52,500 shares of the Company's Common Stock at an exercise price of $2.875 and $3.875 per share, respectively. These options are subject to vesting requirements. All unvested options vest upon a change of control of the Company. Mr. Brodsky is also entitled to standard benefits including vacation days, participation in a flexible reimbursement plan, and medical/dental insurance.

Mr. Brodsky's employment may be terminated by the Company or by him at any time for any reason.

The agreement contains non-competition provisions during the term of employment and for the period twelve months after termination of employment. Under these provisions, employees may not:

  own an interest in, participate in the management of, or perform services for any competitive business or activity; or

  for a period of 12 months subsequent to termination, solicit any of the Company's employees to terminate their employment.

The agreement also contains a confidentiality provision as well as a provision recognizing that the Company owns all ideas and inventions conceived by employees during the term of the agreement.

We entered into a separation agreement with Mr. Helmick upon his resignation as Chief Executive Officer on May 30, 2000. Pursuant to the separation agreement, the Company agreed to provide Mr. Helmick with severance pay equal to twelve months of his base salary. The Company is paying Mr. Helmick's severance pay monthly, commencing on June 1, 2000 and continuing through May 31, 2001. The agreement contains non-competition provisions for a period of six months after termination of employment. Under these provisions, Mr. Helmick may not:

  own an interest in, participate in the management of, or perform services for any competitive business or activity; or

  for a period of 12 months subsequent to termination, solicit any of the Company's employees to terminate their employment.

The agreement also contains a confidentiality provision as well as a provision recognizing that the Company owns all ideas and inventions conceived by Mr. Helmick during the term of his employment.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors, which currently consists of Directors Mundheim (Chairman), Girgenti and Korshak, is responsible for establishing the base salary and incentive cash bonus programs to be in effect for the Company's executive officers and the Company's five highest paid employees and for administering certain other compensation programs for such individuals, subject to review by the full Board. The Compensation Committee also has the responsibility for the administration of the Company's 1999 Stock Incentive Plan (the ''Plan'') under which grants may be made to executive officers and other key employees.

Compensation Philosophy

The fundamental policy of the Compensation Committee is to provide the Company's executive officers and other key employees with competitive compensation opportunities based upon their contribution to the financial success of the Company and their personal performance. It is the Compensation Committee's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance as well as upon the officer's own level of performance. Accordingly, the compensation package for each executive officer and key employee is comprised of three elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in effect at a select group of companies with which the Company competes for executive talent, (ii) annual variable performance awards payable in cash and tied to the Company's achievement of financial performance milestones, and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders. As an executive officer's level of responsibility increases, it is the intent of the Compensation Committee to have a greater portion of the executive officer's total compensation be dependent upon Company performance and stock price appreciation rather than base salary.

In carrying out these objectives, the Compensation Committee takes the following factors into consideration:

  The estimated level of compensation paid to executive officers in similar positions by other companies within and outside the Company's industry which compete with the Company for executive personnel.

  The individual performance of each executive officer, together with his or her job knowledge and skills, demonstrated teamwork and adherence to the Company's core values.
  The individual's level of responsibility and authority relative to other positions within the Company.

  Corporate performance relative to competitors and business conditions and the progress of the Company in meeting financial goals and objectives.

Specific Factors

The primary factors which the Compensation Committee considered in establishing the components of each executive officer's compensation package for the 2000 fiscal year are summarized below. The Compensation Committee may, however, in its discretion apply different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years.

  Base Salary. The base salary levels for the executive officers was established for the 2000 fiscal year on the basis of the following factors: personal performance, the estimated salary levels in effect for similar positions at a select group of companies within and outside the Company's industry with which the Company competes for executive talent, and internal comparability considerations. The Compensation Committee also relied upon specific compensation surveys for comparative compensation purposes. The Compensation Committee made its decisions as to the appropriate market level of base salary for each executive officer on the basis of its understanding of the salary levels in effect for similar positions at those companies with which the Company competes for executive talent. Base salaries will be reviewed on an annual basis, and adjustments will be made in accordance with the factors indicated above.

  Annual Incentive Compensation. Each executive officer may also earn an incentive bonus each fiscal year on the basis of the Company's achievement of certain performance milestones established by the Compensation Committee at the start of that year.

  Equity Incentives. Equity incentives are provided primarily through stock option grants under the Plan. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the individual to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). The shares subject to each option generally vest in installments over a 36-month period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the Company during the applicable vesting period, and then only if the market price of the underlying shares appreciates over the option term.

The number of shares subject to each option grant will be set at a level intended to create a meaningful opportunity for stock ownership based on the officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term, and the individual's personal performance in recent periods. The Compensation Committee also takes into account the executive officer's existing holdings of the Company's Common Stock and the number of vested and unvested options held by that individual in order to maintain an appropriate level of equity incentive. However, the Compensation Committee does not intend to adhere to any specific guidelines as to the relative option holdings of the Company's executive officers.

Compensation of the Chief Executive Officer

Mr. Robert N. Helmick served as the Company's Chief Executive Officer until his resignation on May 30, 2000. In setting the compensation payable to Mr. Helmick for the 2000 fiscal year, the Compensation Committee sought to achieve two objectives: (i) establish a level of base salary competitive with that paid to other chief executive officers of the Company's peer group companies and (ii) make a significant percentage of the total compensation package contingent upon Company performance. The base salary established for Mr. Helmick on the basis of the foregoing criteria was intended to provide him with a level of stability and certainty each year. Accordingly, this element of Mr. Helmick's compensation was not affected to any significant degree by Company performance factors and was at the 75th percentile of the base salary levels in effect for other chief executive officers at the same peer group of companies surveyed for comparative compensation purposes. The remaining components of the compensation eligible to be earned by Mr. Helmick for the 2000 fiscal year were entirely dependent upon corporate performance and provided no dollar guarantees. Given Mr. Helmick's resignation, he was not paid any compensation beyond his base salary through the date of his resignation during fiscal year 2000. However, the Company made severance payments to Mr. Helmick in fiscal year 2000 in accordance with his separation agreement.

On June 1, 2000, Oakleigh Thorne assumed the position of Chief Executive Officer. In lieu of salary and benefits, the Company granted Blumenstein/Thorne Information Partners I, L.P. (''BTIP''), an investment fund affiliated with Mr. Thorne, fully vested options to purchase up to 1,000,000 shares of the Company's Common Stock. Of these 1,000,000 shares, 200,000 option shares have an exercise price of $3.875, the fair market value of the Company's Common Stock on the date of grant; 200,000 option shares have an exercise price of $3.875 based on the Company having met certain stock price performance criteria; and 600,000 option shares have an exercise price of $15.00 per share, which can be adjusted to $3.875 based on certain stock price performance criteria. The Compensation Committee awarded this stock option grant to BTIP to provide Mr. Thorne with a significant equity incentive to contribute to the financial success of the Company and to align his interests with those of the Company's other stockholders. In addition, the Company pays Mr. Thorne's travel and living expenses associated with time spent in Denver related to his position as Chief Executive Officer.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The limitation applies only to compensation which is not considered to be performance-based. The non-performance based compensation to be paid to the Company's executive officers for the 2000 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the non-performance based compensation to be paid to the Company's executive officers for the 2001 fiscal year will exceed that limit. The Company's 1999 Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan will qualify as performance-based compensation and will therefore not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

The Compensation Committee believes that the executive compensation policies and programs in effect for the Company's executive officers provide an appropriate level of total remuneration which properly aligns the Company's performance and the interests of the Company's stockholders with competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

Submitted by:
Jack W. Blumenstein Christopher E. Girgenti Jeri L. Korshak

Members of the Compensation Committee

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. No current executive officer of the Company has ever served as a member of the Board of Directors or compensation committee of any entity which has one or more of its executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

AUDIT COMMITTEE REPORT

The Audit Committee, which currently consists of Directors Girgenti (Chairman), Mundheim and Korshak, is responsible for, among other things:

  reviewing the Company's annual financial statements and other relevant financial reports,

  reviewing the internal financial reports prepared by management,

  recommending engagement of the Company's independent accountants,

  approving the services performed by such accountants,

  consulting with such accountants and reviewing with them the results of their examination, and reviewing and evaluating the Company's systems of internal controls and the audit and financial reporting process.

Each member of our Audit Committee is ''independent'' as defined under Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

The Audit Committee has received the written disclosures and the letter from the Company's independent public accountants required by Independence Standards Board Standard No. 1, ''Independence Discussions with Audit Committees.'' In addition, the Audit Committee discussed with the independent auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Audit Committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee has discussed with the Company's independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, ''Communication with Audit Committees'' and, with and without its management present, reviewed and discussed the results of the independent auditors' examination of the Company's financial statements.

The Audit Committee also reviewed the Company's audited financial statements as of and for the year ended December 31, 2000, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

The Audit Committee has also considered whether the provision of non-audit services by Arthur Andersen LLP to the Company is compatible with maintaining the independence of Arthur Andersen LLP and has discussed with the auditors such auditor's independence.

Based on its review, the Audit Committee recommended to the Board that the audited financial statements for the Company's fiscal year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

Submitted by:
Christopher E. Girgenti Jack W. Blumenstein Jeri L. Korshak

Members of the Audit Committee

STOCK PERFORMANCE GRAPH

The following graph shows a comparison of the cumulative total return on our Common Stock, based on the market price of our Common Stock assuming reinvestment of dividends, with the cumulative total return of the Nasdaq Stock Market (U.S.) Index and a Peer Group, for the period beginning December 15, 1999, the day our Common Stock began trading, through December 31, 2000.

COMPARISON OF CUMULATIVE TOTAL RETURN*
AMONG ECOLLEGE.COM, THE NASDAQ STOCK MARKET (U.S.) INDEX
AND A PEER GROUP

	Cumulative Total Return _____________________________________
	12/15/99	Dec-99	Dec-00
ECOLLEGE.COM	100	99.44	36.94
NASDAQ STOCK MARKET (U.S.)	100	112.51	67.71
PEER GROUP	100	96.80	73.03
*$100 INVESTED ON 12/15/99 IN STOCK OR INDEX - INCLUDING REINVESTMENT OF DIVIDENDS.

(1) The graph assumes that on December 15, 1999, $100 was invested in our Common Stock and in each index, and all dividends were reinvested. No cash dividends have been declared on our Common Stock.

(2) Stockholder returns over the indicated period should not be considered indicative of future stockholder results.

(3) The Company's Peer Group consists of ten public companies engaged in various aspects of the eLearning industry, and includes: Caliber Learning Network, Inc. (CLBR), click2Learn.com, Inc. (CLKS), Learn2.com, Inc. (LTWO), Lightspan, Inc. (LSPN), Riverdeep Interactive Learning Limited (RVDP), Scientific Learning Corporation (SCIL), SkillSoft Corporation (SKIL), SmartForce Corporation (SMTF), VCampus Corporation (VCMP) and Zapme! Corporation (IZAP).

Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Charter, reference to the independence of the Audit Committee members and Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

CERTAIN TRANSACTIONS

The Company's Amended and Restated Certificate of Incorporation and Bylaws provide for indemnification of all directors and officers. In addition, each non-employee director of the Company has entered into a separate indemnification agreement with the Company.

The Board of Directors has adopted a policy that all material transactions with affiliates will be on terms no less favorable to the Company than those available from unaffiliated third parties and will be approved by a majority of the disinterested members of the Board of Directors.

The following are brief descriptions of transactions between us and any of our directors, executive officers or stockholders known to us to own beneficially more than 5% of our shares, or any member of the immediate family of any of those persons, since January 1, 2000, where the amount involved exceeded $60,000:

In lieu of salary, benefits and other compensation to Oakleigh Thorne, our Company's Chief Executive Officer since June 2000, the Company granted Blumenstein/Thorne Information Partners I, L.P., an investment fund affiliated with Mr. Thorne, fully vested options to purchase up to 1,000,000 shares of the Company's Common Stock. 200,000 option shares have an exercise price of $3.875, the fair market value of the Company's Common Stock on the date of grant; 200,000 option shares have an exercise price of $3.875 based on the Company having met certain stock price performance criteria; and 600,000 option shares have an exercise price of $15.00 per share, which can be adjusted to $3.875 based on certain stock price performance criteria. In the third quarter of 2000, the Company recorded the fair market value of these non-employee options of $2,570,408 as compensation expense. This amount is reflected as Other General and Administrative expense in the accompanying statements of operations.

On June 23, 2000, the Company issued secured promissory notes to Jonathan Dobrin, our former Chief Technology Officer in the amount of $271,000 and to James Sigman, our former Vice President, Professional Services, in the amount of $145,000. The full recourse note to James Sigman included interest at 8% per year and was secured by the Common Stock of the Company owned by James Sigman. The note to James Sigman was paid in full, including interest, during 2000. The note to Jonathan Dobrin is full recourse and is secured by the Common Stock of the Company owned by Jonathan Dobrin. The original note included interest at 8% per year and was due on December 31, 2000. The note was extended in 2001, and the current note bore interest at the rate of 8% per year until March 31, 2001. As of April 1, 2001, the note bears interest at 9% per year, principal payments plus interest are due monthly. The entire balance on the note is due on April 30, 2002.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and any persons who are the beneficial owners of more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the ''Commission''). Such directors, officers and greater than ten percent beneficial stockholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on its review of the copies of such forms received by it and written representations from reporting persons for the 2000 fiscal year, the Company believes that all of the Company's executive officers, directors and greater than ten percent beneficial stockholders complied with all applicable Section 16(a) filing requirements for the 2000 fiscal year.

ANNUAL REPORT

A copy of the Annual Report of the Company for the fiscal year ended December 31, 2000 (the ''Annual Report'') is being mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement, except for executive officer biographical information contained in the Annual Report on Form 10-K under the heading entitled ''Executive Officers and Directors of eCollege.com,'' and is not considered proxy soliciting material.

FORM 10-K

The Company filed an Annual Report on Form 10-K with the Securities and Exchange Commission on April 2, 2001. Stockholders may obtain a copy of this report, without charge, by writing to Investor Relations at the Company's principal executive offices located at 10200 A East Girard Avenue, Denver, CO 80231.

STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

In accordance with regulations issued by the Securities and Exchange Commission, stockholder proposals intended for presentation at the 2002 Annual Meeting of Stockholders must be received by the Secretary of the Company no earlier than the close of business on December 21, 2001 and no later than the close of business on January 21, 2002 if such proposals are to be considered for inclusion in the Company's proxy statement. In addition, the proxy solicited by the Board of Directors for the 2002 Annual Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposal raised at the 2002 Annual Meeting of Stockholders that is not described in the 2002 proxy statement unless the Company has received notice of such proposal on or before the close of business on April 5, 2002. However, if the Company determines to change the date of the 2002 Annual Meeting of Stockholders so that it occurs more than 30 days prior to, or more than 60 days after, June 21, 2002, stockholder proposals intended for presentation at the 2002 Annual Meeting of Stockholders must be received by the Secretary of the Company no earlier than 90 days prior to the date of such annual meeting and no later than the later of 60 days prior to the date of such annual meeting or the tenth day following the date on which public announcement of the date of such annual meeting is first made by the Company.

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

The Board of Directors of eCollege.com

Dated: May 21, 2001